EXHIBIT NUMBER 10.53


                            ASSET PURCHASE AGREEMENT

                                      AMONG

                     TEKPAK, INC., NIEMAND INDUSTRIES, INC.

                                       AND

                         GIBRALTAR PACKAGING GROUP, INC.

                                TABLE OF CONTENTS
                                -----------------

                                                                        PAGE NO.
                                                                        --------


1.  PURCHASE AND SALE OF ASSETS                                            1
    1.1      Transferred Assets and Excluded Assets                        1
    1.2      Liabilities                                                   2
    1.3      Assumed Liabilities                                           2
    1.4      Purchase Price and Adjustment of Purchase Price               3
    1.5      Allocation of Consideration for Reporting Purposes            5
    1.6      Real Estate Lease-Option Agreement                            5
    1.7      Noncompete Covenants                                          5
    1.8      Seller's Access to Records and Tax Matters                    5
    1.9      Closing                                                       5

2.  REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT                    6
    2.1      Status and Authority                                          6
    2.2      Taxes                                                         6
    2.3      Title to Assets                                               6
    2.4      Commission and Finder's Fee                                   6
    2.5      No Defaults                                                   6
    2.6      Environment                                                   7
    2.7      Labor and Benefit Programs                                    7
    2.8      Litigation                                                    7

3.  REPRESENTATIONS AND WARRANTIES OF BUYER                                7
    3.1      Status and Authority                                          8
    3.2      No Defaults                                                   8
    3.3      Consents                                                      8
    3.4      Commission and Finder's Fee                                   8
    3.5      Ability to Close                                              8
    3.6      WARN Act                                                      9
    3.7      No Knowledge of Seller's and Parent's Violations of
             Representation, Warranties or Covenants                       9

4.  COVENANTS OF SELLER AND PARENT                                         9
    4.1      Operation of the Business                                     9
    4.2      No Negotiations                                               9
    4.3      Access to Facilities, Files and Records                       9
    4.4      Representations and Warranties                               10
    4.5.     Consummation of Agreement                                    10

5.  COVENANTS OF BUYER                                             10
    5.1      Confidentiality                                       10
    5.2      WARN Act                                              10
    5.3      Robinson Inventory                                    10
    5.4      Collection of Receivables                             11
    5.5      Assistance With Litigation                            11

5A. JOINT COVENANT                                                 11
    5A.1     Joint Covenant                                        11

6.  CONDITIONS TO THE OBLIGATIONS OF SELLER                        11
    6.1      Representations, Warranties, and Covenants            12
    6.2      Proceedings                                           12
    6.3      Deliveries                                            12
    6.4      Opinion                                               12
    6.5      Consents and Approvals                                12
    6.6      Payment of Purchase Price                             12
    6.7      Waiver of Compensation and Benefits by Ketchum        13
    6.8      Failure To Obtain Financing                           13

7.  CONDITIONS TO THE OBLIGATIONS OF BUYER                         13
    7.1      Representations, Warranties and Covenants             13
    7.2      Proceedings                                           13
    7.3      Deliveries                                            14
    7.4      Tax Certificate                                       14
    7.5      Consents                                              14
    7.6      Release of Claims                                     14
    7.7      Survey and Title Insurance                            14
    7.8      Opinion                                               14
    7.9      Financing                                             14

8.  ITEMS TO BE DELIVERED AT THE CLOSING                           14
    8.1      Deliveries by Seller                                  14
    8.2      Deliveries by Buyer                                   15

9.  SURVIVAL; INDEMNIFICATION                                      15
    9.1      Survival                                              15
    9.2      Seller's Indemnity Obligations                        15
    9.3      Buyer's Indemnity Obligations                         16
    9.4      Method of Asserting Claims                            16
             9.4.1    Notice of Claim                              16
             9.4.2    Payment of Claims                            17
             9.4.3    Third Party Claims                           17
    9.5      Limitations on Payments                               17

10.   TERMINATION                                                 18
      10.1     Termination of Agreement                           18
      10.2     Liabilities on Termination or Breach               18

11.   GENERAL PROVISIONS                                          18
      11.1     Expenses                                           18
      11.2     Further Assurances                                 18
      11.3     Notices                                            18
      11.4     Benefit and Assignment                             19
      11.5     Publicity                                          19
      11.6     Governing Law                                      20
      11.7     Entire Agreement                                   20
      11.8     Waiver of Terms                                    20
      11.9     Amendment of Agreement                             20
      11.10    Severability                                       20
      11.11    Counterparts                                       20
      11.12    No Third Party Beneficiaries                       20
      11.13    Other Rules of Construction                        20

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 3rd day of November, 1999, among TEKPAK, INC., an Alabama corporation ("Buyer"), NIEMAND INDUSTRIES, INC., a Delaware corporation ("Seller"), and GIBRALTAR PACKAGING GROUP, INC., a Delaware corporation ("Parent").

                                    RECITALS:

         WHEREAS, Seller is a wholly owned subsidiary of Niemand Holdings, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Parent.

         WHEREAS, Seller owns a paper products manufacturing facility located at 1410 S. Washington Street, Marion, Alabama (the "Facility"). Seller desires to sell and Buyer desires to purchase certain assets required, used or useful in the operation of the business presently operated by Seller at the Facility, on the terms and conditions described in this Agreement.

         WHEREAS, Merrell A. Ketchum ("Ketchum") is currently the President of the Seller and has held such office since January of 1999; he was the Vice President of Manufacturing for Seller prior to becoming its President.

         WHEREAS, Ketchum has intimate knowledge of the operation and financial condition of the business of Seller, and of the nature and condition of the assets used by Seller in connection therewith.

         WHEREAS, Ketchum is the President of Buyer and owns or controls all of the issued and outstanding stock of Buyer.

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements of the parties set forth hereinafter, and intending to be legally bound, the parties agree as follows:

         1.       PURCHASE AND SALE OF ASSETS.

                  1.1 Transferred Assets and Excluded Assets . On the terms and subject to the conditions contained in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller at the "Closing" and on the "Closing Date" (as each is defined in ss. 1.9 below), all of Seller's right, title and interest in and to the following assets and properties used in connection with the operation of the business of Seller as presently conducted at the Facility (except for the "Excluded Assets" described below): (a) equipment, furniture, fixtures, supplies, and other tangible personal property, including but not limited to those described in attached Exhibit 1.1(a)

(the "Equipment"); (b) all inventories, consisting of raw materials, work-in-process, finished goods and supplies, as set forth in the "Inventory Schedule" attached as Exhibit 1.1(b) ("Inventory"); (c) the contracts listed on
Exhibit 1.1(c) (the "Transferred Contracts"); (d) patents, trademarks, copyrights, permits, designs, sketches, drawings, specifications, know-how, and other intangible rights (the "Intangible Property"); (e) deposits, reserves and prepaid expenses, to the extent they confer a benefit to and are assignable to Buyer; provided, however, that the amount thereof does not exceed $10,000; if the amount is in excess thereof, Buyer shall pay the amount of such excess (the "Excess Prepayments") to Seller; (f) all of Seller's trade receivables (excluding any non-trade intercompany receivables) as the same may exist at the Closing as set forth on the "Accounts Receivable Schedule" attached as Exhibit 1.1(f) (the "Receivables"); and (g) all books, records and files of Seller. The assets to be sold to Buyer under this Agreement are referred to as the "Assets" and shall include, but are not limited to, the assets set forth in this ss. 1.1 and the exhibits and schedules referred to in this ss. 1.1. Notwithstanding anything to the contrary contained in this Agreement, the assets described on
Exhibit 1.1(x) (the "Excluded Assets") will not be sold to Buyer and all of the Excluded Assets will be retained by Seller.

                  1.2 Liabilities . Except as otherwise disclosed in and permitted by this Agreement, the Assets shall be sold to Buyer free and clear of all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type whatsoever (collectively "Security Interests").

                  1.3 Assumed Liabilities . At the Closing, the Buyer will assume and agree to perform and discharge when and as due the following liabilities and obligations, as the same may exist at or accrue following the Closing Date, and no others (the "Assumed Liabilities"):

                           (a) obligations arising after the Closing under the Transferred Contracts;

                           (b) accounts payable and accrued liabilities of Seller incurred in the ordinary course of the business and properly classified as liabilities in accordance with generally accepted accounting principles, which accounts payables and accrued liabilities are set forth on the "Accounts Payable Schedule" attached as Exhibit 1.3(b) (the "Accounts Payable");

                           (c) obligations to provide continuation coverage under life insurance, medical, health or dental benefits to any former employee of Seller, or to current employees whose employment ends during the period from the date of this Agreement through the Closing Date, as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); provided, however, that this obligation is subject to the indemnification provision set forth in Section 9.3(e) below; and

                           (d) obligations arising out of the operation by the Buyer of the business acquired pursuant to this Agreement after the Closing (including, without limitation, the obligation to pay for goods ordered by Seller in the ordinary course of its business prior to the Closing but received by Seller subsequent thereto).

Seller shall remain liable for and pay and discharge all liabilities, obligations, debts or commitments of Seller except for the Assumed Liabilities.

                  1.4      Purchase Price and Adjustment of Purchase Price .

                           (a) The Buyer agrees to pay, and the Seller agrees to
accept, as the "Purchase Price" the amount computed as (i) the sum of (A) One Million Two Hundred Sixty Thousand Dollars ($1,260,000) for the Assets other than the Receivables and Inventory (the "Fixed Assets") which were owned by Seller as of March 31, 1999; (B) an amount equal to the cost of any additional Fixed Assets acquired by Seller on or after April 1, 1999 and prior to the Closing Date; (C) an amount equal to the amount of the Receivables assigned by Seller to Buyer under ss. 1.1(f) above; (D) the value of the Inventory at Closing, computed on a First-In First-Out ("FIFO") basis, assigned by Seller to Buyer under ss. 1.1(b) above; and (E) the amount of the Excess Prepayments, if any; (ii) which sum shall be reduced by the amount of the Accounts Payable assumed by Buyer under ss. 1.3(b) above.

                           (b) The Purchase Price will be payable in cash at
Closing by wire transfer of immediately available funds to such account as Seller has designated to Buyer prior to or at the Closing.

                           (c) The Purchase Price will be subject to adjustment
following the Closing in the manner as described below.

                                    (i) As soon as reasonably practicable after
the 90th day following the Closing Date and in any event no later than the 100th day following the Closing Date, Buyer will prepare and present to Seller a schedule reflecting the uncollected Receivables assigned to Buyer under Section
1.1 above (the "Uncollected Receivables Schedule"). At such time, Buyer shall assign to Seller all of its right, title and interest in the Receivables listed on the Uncollected Receivables Schedule (the "Uncollected Receivables") and shall deliver to Seller all of the books, records and/or work papers held by Buyer or its agents in connection with the creation and collection of the Uncollected Receivables. Seller will pay in cash to Buyer an amount equal to the sum of the amount shown on the Uncollected Receivables Schedule within fifteen
(15) days after receipt of the Uncollected Receivables Schedule; provided, however, that in the event Seller disputes the validity of any item set forth on the Uncollected Receivables Schedule, it shall so advise Buyer within such fifteen (15) days, and the dispute shall be resolved pursuant to ss. 1.4(d) below.

                                    (ii) The parties will cooperate in
conducting a physical inventory of the Inventory as late as practicable prior to the Closing, and in preparing a listing of the Inventory resulting therefrom, valued on a FIFO basis, which will be delivered at the Closing. That listing, along with any adjustments thereto to which the parties may agree, shall constitute the value of the Inventory; provided, however, that in the event that either party disputes the validity of any item set forth therein, it shall so advise the other party within such fifteen (15) days, and the dispute shall be resolved pursuant to ss. 1.4(d) below.

                                    (iii) In the event merchandise that was sold
by Seller prior to Closing is returned after Closing by the purchaser of such merchandise within ninety (90) days after the Closing, and such returned merchandise is not saleable by Buyer in the ordinary course of its business (such returned merchandise being referred to hereinafter as "Returns for Seller's Account"), Buyer shall notify Seller in writing of each such Return for Seller's Account within ten days of receipt, provide Seller with any information in connection with such return as may be requested by Seller, and request an adjustment to the Purchase Price in an amount equal to the amount of its refund or credit to the customer, or the original selling price to the customer of the items returned, whichever is less. Unless Seller disputes the appropriateness of the Return for Seller's Account within fifteen days after receipt of the foregoing information from Buyer, the Purchase Price shall be adjusted by an amount equal to the aggregate selling price of all Returns for Seller's Account. In the event Seller disputes the appropriateness of any item designated by Buyer as a Return for Seller's Account, it shall so advise Buyer within fifteen (15) days after its receipt of the required and/or requested information, and the dispute shall be resolved pursuant to ss. 1.4(d) below.

                           (d) Any disputes concerning the adjustments to the
Purchase Price described in subsection (c) of this ss. 1.4 shall be resolved in the following manner: Either party may submit to the other party, within the time period described in the applicable subsection of ss. 1.4(c) above, a written report setting forth the adjustment(s) it proposes. If the other party disagrees, it must deliver written objections within fifteen days after its receipt of the proposed adjustments. The parties will then attempt to resolve the matter by way of negotiation in good faith. If they are unable to reach a resolution within thirty (30) days after the delivery of the last of the written objections described above, either party may refer the dispute to a nationally recognized accounting firm mutually acceptable to Seller and Buyer, or to the Birmingham, Alabama office of the accounting firm of Deloitte & Touche if no such firm is so mutually acceptable, on the basis that such accounting firm shall cause an audit partner who is not engaged in providing services to either Seller or Buyer (the "Arbitrator") to decide the dispute. Prior to so referring the dispute for decision, Seller and Buyer shall agree on the procedures to be followed by the Arbitrator including procedures with regard to presentation of evidence. If they are unable to agree upon such procedures within twenty (20) days after the referral, the Arbitrator shall establish procedures, which may be those proposed by either Seller or Buyer or otherwise. The Arbitrator's decision on any matter so referred to him, including his decision on the merits of the dispute, shall be final and binding. The cost of the Arbitrator of and relating to the making of any such decision shall be borne equally by the parties, unless the Arbitrator decides, based on his determination of the good faith of the parties, that the fee should be borne in some other manner.

                  1.5 Allocation of Consideration for Reporting Purposes . The "Consideration" shall be allocated among the Assets, other than the Receivables and Inventory, in an amount equal to their respective book values at Closing, as set forth on Exhibit 1.5. The "Consideration" allocated to the Receivables and Inventory shall be equal to their values as reflected on the "Accounts Receivable Schedule" and the "Inventory Schedule," respectively. The "Consideration" shall be the sum of (i) the Purchase Price under ss. 1.4 above and (ii) the amount of the Accounts Payable at Closing. The parties agree that the allocation provided for in this ss. 1.5 will be used by them and respected for all purposes, including income tax purposes, and that the parties will follow such allocation for all reporting purposes.

                  1.6 Real Estate Lease-Option Agreement . At the Closing, Seller and Buyer agree to enter into a lease agreement with an option to purchase the tract of real estate described on Exhibit 1.6(a) (the "Plant Site" or "Real Estate") in the form attached to this Agreement as Exhibit 1.6(b) (the "Real Estate Lease-Option Agreement").

                  1.7 Noncompete Covenants . At the Closing, Seller and Parent, respectively, shall enter into noncompete agreements with Buyer in substantially the form as provided in Exhibit 1.7 attached hereto and made a part hereof (the "Noncompete Agreements").

                  1.8 Seller's Access to Records and Tax Matters . Upon request, the Seller shall have reasonable access to and the right to reproduce all or any portion of the books, records and files assigned to Buyer, as set forth in ss. 1.1(g) above, during regular business hours for a period of eight (8) years commencing on the day following the Closing Date. Buyer agrees to maintain and store such books, records and files and provide reasonable assistance to Seller in locating and producing any such books, records or files as requested by Seller. The Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books, records, computer files and personnel) and assistance relating to tax matters as is reasonably necessary for the filing of any return, for the preparation for any audit, or for the prosecution or defense of any action with respect to taxes. The Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceeding involving Seller or Buyer for any tax purpose and shall each execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this ss. 1.8.

                  1.9 Closing . The consummation of the transactions provided for in this Agreement (the "Closing") shall occur on or before November 30, 1999 at such time and place as the parties may agree upon in writing (the "Closing Date").

         2. REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT. Seller and Parent, jointly and severally represent to Buyer as follows:

                  2.1 Status and Authority . Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to own, lease, and operate the business which it currently operates at the Facility and to carry on such business as it has historically been conducted. Seller is a wholly owned subsidiary of Niemand Holdings, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Parent. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of Seller and Parent enforceable against them in accordance with its terms.

                  2.2 Taxes . Seller has properly filed all tax returns required to be filed as of the date hereof, and has paid all taxes, interest, penalties, and assessments due to any taxing authority as of the date hereof. Seller has not been advised that any of its tax returns have been or are being audited as of the date hereof.

                  2.3 Title to Assets . On the Closing Date, Seller will have good, valid, and marketable fee simple title to all of the Assets in each case free and clear of all Security Interests.

                  EXCEPT AS SPECIFICALLY SET FORTH IN ss. 2 OF THIS AGREEMENT, NEITHER SELLER NOR PARENT MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AND EACH HEREBY DISCLAIMS ANY SUCH WARRANTIES, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE ASSETS. BUYER IS PURCHASING THE ASSETS "AS IS, WHERE IS."

                  2.4 Commission and Finder's Fee . Seller represents and warrants that it has not retained or used the services of any individual, firm or corporation other than Cook Associates, Inc. in such a manner as to entitle such individual, firm or corporation to any compensation for brokers' or finders' fees with respect to the transactions contemplated by this Agreement, and agrees to indemnify Buyer for any claims for any such compensation arising out of any actual or alleged retention or usage by Seller.

                  2.5 No Defaults . To the best of Seller's knowledge, Seller is not in default under any material contract of Seller or any order or law, and Seller has operated and currently operates the business which it currently operates at the Facility in compliance with all laws. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will: (a) constitute a breach of any contract of Seller; or (b) violate any order or law.

                  2.6 Environment . Except as set forth on Exhibit 2.6, (i) Seller and its affiliates have complied with all environmental laws and Seller has received no notice from any person alleging noncompliance with any environmental law or releases of hazardous substances into the environment; (ii) neither Seller nor its affiliates have handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in violation of any environmental laws, or in any manner that could form the basis for any present or future claim against any of them or Buyer;
(iii) all properties and equipment used in the business of Seller have been and are free of hazardous substances; and (iv) no underground or aboveground storage tanks are or have been located at the Facility. Seller has provided complete and correct copies of all inspections, reports, and other materials regarding Seller's compliance with any applicable environmental law.

                  2.7 Labor and Benefit Programs . Except for the agreement between Seller and Parent and the Retail, Wholesale & Department Store Union, AFL-CIO (the "Union"), about which Seller has full knowledge, there are no collective bargaining agreements or contracts relating to Seller's employees, and all employees of Seller other than those covered by the agreement between the company and the Union are employees at will. Seller is not engaged in any unfair labor practice or unlawful employment practice with respect to any of its employees. Except as set forth on Exhibit 2.7, there is no (a) unfair labor practice charge or other employee related complaint, grievance, or arbitration pending or threatened against Seller, (b) strike, picketing, slowdown, or work stoppage by or concerning Seller's employees, or (c) any other labor dispute pending against or involving Seller. Except as described on Exhibit 2.7, Seller has no pension, profit sharing, disability, life or health insurance, or other benefit plan or arrangement ("Benefit Plans"). None of Seller's Benefit Plans is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA). Seller has not engaged in any act or omission with respect to any of Seller's Benefit Plans which could subject Buyer, Seller, or Seller's Benefit Plans to a penalty tax, excise tax, other tax, penalty, or other liability or obligation. Seller
(i) has never contributed to a multi-employer pension plan; and (ii) has never incurred any liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation or to a multi-employer pension plan. Seller does not maintain, has never maintained, does not contribute to, has never contributed to, and has never been required to contribute to, a plan providing medical, health, life insurance, or other welfare benefits for current or future retired or terminated employees at the Facility, their spouses, or their descendants, except as required under Section 4980B of the Internal Revenue Code or Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  2.8 Litigation . Except as set forth on Exhibit 2.8, there are no suits, arbitrations, or other proceedings pending against, or to the best of Seller's knowledge threatened against, the Facility or Seller.

         3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

                  3.1 Status and Authority . Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama and has all requisite power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. Buyer has all necessary power and authority to make, execute and deliver this Agreement and all other agreements and documents to be executed and delivered by it pursuant to this Agreement; and Buyer has taken all necessary actions required to be taken to authorize it to execute and deliver this Agreement and such other agreements, and to perform all of its obligations, undertakings and agreements to be observed and performed by it hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

                  3.2 No Defaults . Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will: (a) constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any Security Interest upon any of the assets owned or used by, or any of the capital stock of Buyer under: (i) any term or provision of the certificate of incorporation or by-laws (or other organizational document) of Buyer; (ii) any judgment, decree, order, regulation or rule of any court or governmental authority; (iii) any law or regulation;
(iv) any contract, agreement, indenture, lease or other commitment to which Buyer is a party or by which it is bound; or (b) cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease or commitment.

                  3.3 Consents . No consent of any federal, state or local authority, or any private person or entity, is required to be obtained, no notice is required to be given to any such authority, person or entity, by Buyer in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by Buyer or the consummation of the transactions contemplated hereby.

                  3.4 Commission and Finder's Fee . Buyer represents and warrants that it has not retained or used the services of any individual, firm or corporation, in such a manner as to entitle such individual, firm or corporation to any compensation for brokers' or finders' fees with respect to the transactions contemplated by this Agreement, and agrees to indemnify Seller for any claims for any such compensation arising out of any alleged retention or usage by Buyer.

                  3.5 Ability to Close . On the Closing Date, Buyer will have readily available the funds necessary to consummate the transactions herein contemplated.

                  3.6 WARN Act . Buyer shall not cause a plant closing or mass layoff (as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988) with respect to the business operation and workers of the Facility when the events that occurred pre-Closing (while Facility was under the Seller's control) are aggregated and considered together with the events that occur post-Closing.

                  3.7 No Knowledge of Seller's and Parent's Violations of Representation, Warranties or Covenants . As of the date of this Agreement, and at the Closing, Ketchum does not have, and will not have, any actual knowledge, that (i) any of Seller's or Parent's representations, warranties and/or covenants is or was not true or correct in all material respects as of the date when made, or on the Closing Date, and (ii) Seller or Parent did not, or could not, perform or comply in all material respects with each and every covenant and agreement required by this Agreement.

         4. COVENANTS OF SELLER AND PARENT. Seller and Parent, jointly and severally covenant and agree that from the date hereof until the completion of the Closing:

                  4.1 Operation of the Business .

                           (a) Seller shall operate the business which it
currently operates at Facility in the ordinary course of business and consistent with past practices (subject to the requirements of ss.ss. 4.4 and 4.5) and maintain its current level of insurance coverage on the Assets.

                           (b) Except in the ordinary course of business and
consistent with past practices, Seller shall not, without the prior written consent of Buyer: (i) sell, lease, transfer, or agree to sell, lease or transfer, any of the Assets; (ii) enter into, renew or amend any collective bargaining agreement; (iii) enter into, renew or amend any Transferred Contract; or (iv) make any change in the Facility's buildings, improvements, or fixtures.

                  4.2 No Negotiations . Unless and until this Agreement is terminated pursuant to the terms of ss. 10.1, neither Seller nor Parent shall
(a) actively pursue negotiations, respond to proposals or offers from any other person or entity with respect to the sale of the business which it currently operates at the Facility, the Facility, or the Assets, (b) enter into any agreement with any other person or entity with respect to the sale of the business which it currently operates at the Facility, the Facility, or the Assets, or (c) meet with prospective purchasers of the business which it currently operates at the Facility, the Facility, or the Assets, in each case, other than Buyer.

                  4.3 Access to Facilities, Files and Records . At the reasonable request of Buyer, Seller shall give Buyer: (a) full access to the Facility and the Assets and to key management and engineering employees of the Facility; and (b) full information concerning the Assets and the Facility.

                  4.4 Representations and Warranties . Seller shall notify Buyer promptly upon learning of any event that would cause or constitute a breach of any representations or warranties of Seller or Parent contained in this Agreement.

                  4.5. Consummation of Agreement . Seller and Parent shall use their best efforts to cause the transactions contemplated by this Agreement to be fully carried out.

         5. COVENANTS OF BUYER.

                  5.1 Confidentiality . Buyer will not disclose any information obtained under ss. 4.3 of this Agreement other than to those assisting Buyer in evaluating and closing this transaction. Buyer's confidentiality obligations shall not apply to information which (a) is already in the possession of Buyer and not subject to restrictions on confidentiality (which shall not include information in the possession of Ketchum in his capacity as an employee and/or executive of Seller), (b) becomes generally available to the public other than as a result of its disclosure by Buyer, (c) becomes available to Buyer on a non-confidential basis from a source other than Seller or its advisors, or (d) which is required to be disclosed by law or pursuant to legal process. If this Agreement is terminated, Buyer will destroy or deliver to Seller upon request, all documents and other materials, and all copies thereof, obtained under ss.
4.3 of this Agreement.

                  5.2 WARN Act . Buyer agrees and covenants that immediately following the Closing it will hire and retain the Facility's workers for so much time as is and to the extent necessary, when considered together with the Facility's workers discharged prior to Closing, to not cause a plant closing or mass layoff (as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988) with respect to the business operation of the Facility.

                  5.3 Robinson Inventory . For a period of twelve months after the Closing, Buyer agrees to serve as agent for Seller in connection with the sale by Seller of all or any portion of the Robinson Inventory, as further described on Exhibit 5.3. As Seller's agent for this purpose, Buyer agrees to properly store and maintain the Robinson Inventory at the premises of the Facility in the same or similar manner that Seller currently stores and maintains the Robinson Inventory, and to process orders from Robinson for the purchase of items of the Robinson Inventory (including order taking, order filling, packing, shipping, billing and collection). Buyer and Seller agree to cooperate with each other to the fullest extent and agree to provide each other with all reasonable assistance, as requested by either party, in connection with any sale or proposed sale of all or any portion of the Robinson Inventory. At any time prior to the end of the twelve month period, Seller shall advise Buyer as to the disposition of the remaining Robinson Inventory, and Buyer shall cooperate in such disposition. For its services as Seller's agent and for its storage and disposal of the Robinson Inventory pursuant to this ss. 5.3, Seller shall pay in cash to Buyer, upon receipt of Buyer's invoice, (i) an administrative fee of $250.00 for each sale transaction, regardless of the amount of product sold in connection with such sale transaction, and (ii) an amount equal to the direct cost incurred by Buyer to unrelated third parties in connection with the disposal of Robinson Inventory which (A) is remaining at the Facility at the end of such twelve month period, and/or (B) was disposed of at the direction of Seller prior to the end of such period.

                  5.4 Collection of Receivables . Buyer shall use all reasonable efforts to collect the Receivables during the first ninety (90) days after the Closing, and such efforts shall be no less than the efforts Buyer expends in the collection of other accounts receivable. In the event that an account debtor who is both the debtor with respect to a Receivable and with respect to an account generated with Buyer after the Closing, payments by such account debtor which have not been allocated by the customer to a specific invoice will be deemed to be made on the oldest amount owed first. Neither party will take any steps to influence a customer to allocate any payment in any particular way. Any amount paid to Buyer which is allocable to any of the Receivables will be delivered by Buyer to Seller, in the form received, without delay. Within five (5) business days after the end of each calendar month which falls during the first ninety
(90) days after the Closing, Buyer shall send to Seller an accounts receivable aging report showing, among other things, the amount collected from each account debtor during such calendar month, and the balance outstanding for each such account debtor.

                  5.5 Assistance With Litigation . The parties acknowledge that, while Seller shall remain responsible for the litigation described on Exhibit 2.8, it will be difficult for Seller to defend such litigation without the involvement of Ketchum and/or certain employees of Seller who may be, after the Closing, employees of Buyer. Accordingly, Ketchum and Buyer each agrees to use all reasonable efforts to assist Seller in the defense of claims for which Seller remains responsible, including, without limitation, making records and employees available to Seller and its counsel from time to time, at reasonable times and places.

         5A. JOINT COVENANT.

                  5A.1 Joint Covenant . The parties jointly covenant to use their respective best efforts to jointly prepare all of the exhibits and schedules required by this Agreement, and to reach agreement on the provisions thereof prior to the Closing. If they are unable to reach agreement as to any particular exhibit or schedule, the disputed portion shall be subject to resolution in the manner described in Section 1.4(d) above.

         6. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

                  6.1 Representations, Warranties, and Covenants .

                           (a) Each of the representations and warranties of
Buyer contained in this Agreement shall have been true and correct in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects. Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                           (b) Buyer shall have furnished Seller with a
certificate, dated as of the Closing Date and duly executed by an officer authorized on behalf of Buyer to give such a certificate to the effect that the conditions set forth in ss. 6.1(a) have been satisfied.

                  6.2 Proceedings . No party hereto shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated by this Agreement. No action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain damages in respect of, the consummation of the transactions contemplated by this Agreement or any matters related to or arising out of the transactions contemplated by this Agreement; and none of the parties to this Agreement shall have received notice from any person, entity or governmental body of (i) its intention to institute any action or proceeding to restrain or prohibit, or to obtain damages in respect of, this Agreement, the transactions contemplated hereby, or any matters related to or arising out of the transactions contemplated by this Agreement, or to commence any investigation into any of the foregoing, or (ii) the actual commencement of such an investigation.

                  6.3 Deliveries . Buyer shall have complied with each and every one of its obligations set forth in ss.8.2.

                  6.4 Opinion . Seller will have received from counsel to Buyer an opinion of such counsel, dated the Closing Date, in the form attached as
Exhibit 6.4.

                  6.5 Consents and Approvals . All material authorizations, consents, waivers or approvals or other action required in connection with the execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, all as so indicated in Exhibit 6.5 attached hereto, will have been obtained and Buyer will have obtained any authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default by Seller under any contract to which Seller is a party.

                  6.6 Payment of Purchase Price . Buyer shall have paid the Purchase Price of the Assets as provided in ss.1.4 above.

                  6.7 Waiver of Compensation and Benefits by Ketchum . On or before the Closing Date, Ketchum shall deliver to Seller a waiver of any and all of his right to, and a release of the Seller from any claim for, compensation, benefits, severance pay or any other remuneration that is or may be due to Ketchum from Seller for any period before or after the Closing Date, in the form attached to this Agreement as Exhibit 6.7.

                  6.8 Failure To Obtain Financing . In the event that Buyer has not obtained the financing described in Section 7.9 below, and advised Seller thereof, on or before November 30, 1999, at any time after November 30, 1999 Seller may elect to terminate this Agreement.

         7. CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

                  7.1 Representations, Warranties and Covenants .

                           (a) Each of the representations and warranties of Seller and Parent contained in this Agreement shall have been true and correct in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects. Seller and Parent shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

                           (b) Seller and Parent shall have furnished Buyer with a certificate, dated the Closing Date and duly executed by an officer authorized on behalf of Seller to give such a certificate and by Parent, to the effect that the conditions set forth in ss. 7.1(a) have been satisfied.

                  7.2 Proceedings . No party hereto shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated by this Agreement. No action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain damages in respect of, the consummation of the transactions contemplated by this Agreement or any matters related to or arising out of the transactions contemplated by this Agreement; and none of the parties to this Agreement shall have received notice from any person, entity or governmental body of (i) its intention to institute any action or proceeding to restrain or prohibit, or to obtain damages in respect of, this Agreement, the transactions contemplated hereby, or any matters related to or arising out of the transactions contemplated by this Agreement, or to commence any investigation into any of the foregoing, or (ii) the actual commencement of such an investigation.

                  7.3 Deliveries . Seller shall have complied with each one of its obligations set forth in ss. 8.1.

                  7.4 Tax Certificate . Seller shall have furnished Buyer with a certificate from the Alabama Department of Revenue showing that all Alabama state taxes and unemployment compensation contributions have been paid for periods through and including the Closing Date.

                  7.5 Consents . All material consents, approvals, permits and waivers of or from other persons or entities as may be required for the consummation of the transactions contemplated by this Agreement and Buyer's operation of the Facility following the Closing, all as so indicated in Exhibit 7.5, shall have been obtained.

                  7.6 Release of Claims . Parent and Seller shall have executed and delivered a release, in form and substance acceptable to Buyer, of all claims and/or causes of actions Parent and Seller have or might have against Buyer and Ketchum except for claims arising out of or related to (i) Buyer's breach of this Agreement, and (ii) Ketchum's embezzlement, fraud, or misconduct of which Parent or Seller has no knowledge as of the Closing.

                  7.7 Survey and Title Insurance . Seller shall have obtained and delivered to Buyer a survey of the Real Estate, in form and substance reasonably acceptable to Buyer, certified to Buyer and a title insurance company selected by Buyer (the "Title Company"). The Title Company shall be obligated to issue an owner's leasehold title insurance policy with respect to the Real Estate owned by Seller, in form and substance reasonably acceptable to Buyer insuring title to the Real Estate at not less than its fair market value.

                  7.8 Opinion . Buyer will receive from Kohrman Jackson & Krantz P.L.L., counsel to Seller, an opinion of such counsel, dated the Closing Date, in the form attached as Exhibit 7.8.

                  7.9 Financing . Buyer shall have obtained sufficient financing, on terms satisfactory to Buyer, to allow it to consummate the transactions contemplated by this Agreement; provided, however, that if Buyer has not advised Seller, in writing, or before November 30, 1999, that Buyer has been unable to obtain such financing and elects not to proceed to a closing, this financing contingency shall be of no further force or effect.

         8. ITEMS TO BE DELIVERED AT THE CLOSING.

                  8.1 Deliveries by Seller . At the Closing, Seller and Parent shall deliver to Buyer duly executed by Seller or such other signatory as may be required by the nature of the document: (a) bills of sale, deeds, leases and other instruments of transfer conveying the Assets to Buyer in form and substance reasonably satisfactory to Buyer; (b) the required consents under ss. 7.5, if any; (c) certified copies of resolutions of the Board of Directors and shareholder of Seller authorizing the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated thereby;
(d) the certificate referred to in ss. 7.1(b); (e) the Real Estate Lease-Option Agreement; (f) an opinion from counsel as required under ss. 7.8; (g) a certificate or affidavit in the form prescribed by the Internal Revenue Service under the Foreign Investment in Real Property Tax Act stating its office address and tax identification number and stating that it is not a foreign corporation for U.S. income tax purposes; (h) the survey and title insurance policy referred to in ss. 7.7; and (i) the noncompete agreements referred to in ss. 1.7.

                  8.2 Deliveries by Buyer . At the Closing, Buyer shall deliver to Seller: (a) the Purchase Price, which shall be paid in the manner specified in ss. 1.3; (b) the Real Estate Lease-Option Agreement; (c) an instrument or instruments of assumption of the Transferred Contracts, in accordance with the terms hereof; (d) certified copies of resolutions of the Board of Directors and shareholders of Buyer authorizing the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated thereby;
(e) the certificate referred to in ss. 6.1(b); (f) the consents and approvals required under ss. 6.5; and (g) an opinion from Buyer's counsel as required under ss. 6.4.

         9. SURVIVAL; INDEMNIFICATION.

                  9.1 Survival . Except for the representation concerning title set forth in ss.2.3, all representations and warranties contained in this Agreement, or in any exhibit, schedule, certificate, agreement, document, or statement delivered pursuant hereto, shall survive for twelve (12) months following the Closing. The representations and warranties of title set forth in ss. 2.3 shall survive Closing without temporal limitation.

                  9.2 Seller's Indemnity Obligations . Seller and Parent shall jointly and severally indemnify, defend, and hold Buyer, its affiliates, and its or their officers, directors, employees, agents, successors and assigns harmless from and against any and all claims, actions, causes of action, orders, arbitrations, proceedings, losses, damages, liabilities, judgments, and expenses (including, without limitation, all legal expenses and the costs and expenses of enforcing this Agreement or collecting any amounts due under this Agreement) (collectively referred to as "Losses"), arising from or as a result of any of the following: (a) any material breach of or material misrepresentation in any of the representations and warranties made by or on behalf of Seller and Parent in this Agreement or in any exhibit, schedule, certificate, agreement, document, or statement delivered pursuant hereto; (b) any material violation or material breach by Seller or Parent of or material default by Seller or Parent of any of the covenants or agreements contained in this Agreement or in any exhibit, schedule, certificate, agreement, document, or statement delivered pursuant hereto; (c) any liabilities, obligations, debts, or commitments of Seller or Parent whatsoever, whether accrued now or hereafter, whether fixed or contingent, whether known or unknown, other than the Assumed Liabilities; and
(d) "Excess Insurance Premiums" (as hereinafter defined). However, Buyer will be deemed to have waived its indemnification rights under this Agreement with respect to Losses arising in connection with (i) any of Seller's or Parent's representations, warranties and/or covenants to the extent that Ketchum knew that any such representation, warranty or covenant was not true or correct in all material respects as of the date when made or on the Closing Date, and (ii) Seller's and Parent's performance or compliance with each and every covenant and agreement required by this Agreement to the extent that Ketchum knew that Seller or Parent did not, or could not, perform or comply in all material respects with any such covenant or agreement. "Excess Insurance Premiums" shall mean the amount (if any) by which the cost of Buyer's life, medical, health and/or dental insurance premiums for Buyer's employees and covered dependents has increased during the three year period beginning on the Closing Date solely because of the inclusion of the "COBRA Participants" (as hereinafter defined) in the group of persons covered by Buyer's insurance plans. The "COBRA Participants" are the former employees of Seller, and the dependents thereof, identified on Exhibit 9.2(d) hereto. Notwithstanding any provision of this Agreement to the contrary, with respect to claims for indemnification pursuant to Section 9.2(d) only, (i) Buyer shall have the burden of proving that covered Losses were caused directly and solely because of providing coverage to the COBRA Participants, (ii) insurance premiums for coverage for the COBRA Participants, to the extent paid to Buyer or the insurance carrier by the COBRA Participants, shall not be included among the Losses, (iii) claims shall be made annually, (iv) all claims must be asserted prior to the anniversary of the Closing Date in 2003, and (v) the limitations on payments set forth in Section 9.5 below shall not apply to claims under Section 9.2(d).

                  9.3 Buyer's Indemnity Obligations . Buyer shall indemnify, defend, and hold Seller and Parent, their affiliates, and their officers, directors, employees, agents, successors and assigns harmless from and against any and all Losses arising from or as a result of any of the following: (a) any material breach of or material misrepresentation in any of the representations and warranties made by or on behalf of Buyer in this Agreement or in any exhibit, schedule, certificate, agreement, document, or statement delivered pursuant hereto; (b) any material violation or material breach by Buyer of or material default by Buyer of any of the covenants or agreements contained in this Agreement or in any exhibit, schedule, certificate, agreement, document, or statement delivered pursuant hereto; (c) any Assumed Liabilities; and (d) any liabilities relating to the operation of the Facility conducted by Buyer arising after the Closing Date.

                  9.4 Method of Asserting Claims .

                           9.4.1 Notice of Claim . If any legal proceedings are instituted or any claim or demand given by any person, in respect of which payment may be sought by any party or parties from any other party or parties under the provisions of ss.ss. 9.2 or 9.3, the party or parties seeking indemnification (collectively, the "Indemnitee") shall cause written notice of any claim of which it has knowledge which is covered by this Agreement to be forwarded promptly to the party or parties from which indemnification is sought (collectively, the "Indemnitor"). Such notice shall specify the amount and nature of the claim and the reason why it constitutes an indemnified liability, it being understood that failure to provide notice shall not relieve the other party from liability except to the extent damages or prejudice results from such failure.

                           9.4.2 Payment of Claims . In the event of a Loss other than a third party claim, the Indemnitor shall remit the amounts due, as indicated in such notice, within 30 days of receipt thereof unless the Indemnitor asserts in a writing delivered to the Indemnitee that the claim is not an indemnified liability or disputes the amount of the Loss. The failure by the Indemnitor to respond within 30 days of receipt of such notice shall be deemed to be an acknowledgment of the correctness of the amounts due as set forth in the notice.

                           9.4.3 Third Party Claims . If any action is brought by a third party against any Indemnitee with respect to which such Indemnitee is entitled to indemnification hereunder and notice of such action to the Indemnitor has been given pursuant to ss. 9.4.1, the Indemnitor will be entitled to participate therein, and to the extent it may elect by written notice delivered to the Indemnitee within 30 days after receiving the notice from Indemnitee, to assume the defense thereof with counsel reasonably satisfactory to Indemnitee. Indemnitee shall cooperate with respect to any such participation or defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ its own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel at the expense of the Indemnitor shall have been authorized in writing by the Indemnitor, or (ii) the Indemnitor shall not have employed counsel reasonably satisfactory to such Indemnitee to have charge of the defense of such action within thirty days after notice of commencement of the action, or (iii) such Indemnitee shall have reasonably concluded, based upon written advice of counsel, that there may be defenses available to it which are different from or additional to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee with respect to such different defenses), in any of which events such fees and expenses of one additional counsel shall be borne by the Indemnitor. Notwithstanding anything in this ss. 9 to the contrary, an Indemnitor shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent is not unreasonably withheld. Upon payment of indemnification by the

         Indemnitor, the Indemnitee, if requested in writing by the Indemnitor, will assign to Indemnitor its rights against any applicable account debtor or other responsible person to the extent of the indemnification payment.

                  9.5 Limitations on Payments . Notwithstanding anything to the contrary herein, the parties agree that (i) the Indemnitee shall not be entitled to receive any payment from the Indemnitor until such time as the Indemnitee has sustained Losses in excess of Five Thousand Dollars ($5,000), and the Indemnitor shall not be required to pay that amount, and (ii) the aggregate liability of any Indemnitor under ss.ss. 9.2 or 9.3 shall not exceed an amount equal to the Purchase Price. The limitations contained in this ss. 9.5 shall not apply to a Loss resulting from any Indemnitor's willful misconduct, intentional misrepresentation or fraud.

         10. TERMINATION.

                  10.1 Termination of Agreement . This Agreement may be terminated: (a) at any time on or prior to the Closing Date by the mutual consent of the parties; (b) by Buyer if on the Closing Date Seller has failed to satisfy the conditions set forth in ss. 7; or (c) by Seller if on the Closing Date Buyer has failed to satisfy the conditions set forth in ss. 6.

                  10.2 Liabilities on Termination or Breach . Except for the obligations contained in ss. 5 with respect to confidentiality, upon termination of this Agreement pursuant to ss. 10.1, this Agreement shall be null and void, and no party hereto shall have any rights, liabilities, or obligations under this Agreement.

         11. GENERAL PROVISIONS.

         The parties further covenant and agree as follows:

                  11.1 Expenses . Each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith; provided, however, that Seller shall pay, or reimburse Buyer for, all sales and transfer taxes arising from the transfer of the Assets to Buyer.

                  11.2 Further Assurances . From time to time prior to, on and after the Closing Date, each party will take all actions as are reasonably requested, without payment of further consideration, to carry out the purpose of this Agreement.

                  11.3 Notices . All notices and other communications required or permitted under this Agreement shall be in writing (which shall include notice by facsimile transmission) and shall be deemed to have been made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by facsimile communications equipment, delivered by such equipment, addressed as set forth below:

If to Buyer:      TEKPAK, Inc.
                  1410 South Washington St.
                  Marion, AL 36756
                  TELEPHONE:
                  FACSIMILE:
If to Seller:     Niemand Industries, Inc.
                  c/o President, Gibraltar Packaging Group, Inc.
                  2000 Summit Avenue
                  P. O. Box 2148
                  Hastings, NE  68901
                  TELEPHONE:  402-463-1366
                  FACSIMILE: 402-463-1661

                           and

                  Kohrman Jackson & Krantz, P.L.L.
                  Attn: Alan M. Rauss, Esq.
                  1375 East Ninth Street, 20th Floor
                  Cleveland, OH 44122-1793
                  TELEPHONE:  216-696-8700
                  FACSIMILE:     216-621-6536

If to Parent:     Gibraltar Packaging Group, Inc.
                  2000 Summit Avenue
                  P. O. Box 2148
                  Hastings, NE  68901
                  TELEPHONE: 402-463-1366
                  FACSIMILE: 402-463-1661

Any party may change the address, or facsimile number to which communications are to be sent by giving notice of such change in accordance with the provisions of this section providing for the giving of notice.

                  11.4 Benefit and Assignment . This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. No party to this Agreement may assign this Agreement or any rights hereunder without the prior written consent of the parties hereto. Notwithstanding the foregoing, Buyer may assign any of its rights and delegate its duties hereunder to any person, corporation, partnership or other entity that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with, Buyer or any of its shareholders or affiliates.

                  11.5 Publicity . Neither party hereto will issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other, except as may be required by applicable laws, in which event the party required to make the release or announcement shall, if possible, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

                  11.6 Governing Law . This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Alabama, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

                  11.7 Entire Agreement . This Agreement, and the schedules and exhibits to this Agreement, constitute the entire agreement among the parties with regard to the sale of the Assets, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter of this Agreement.

                  11.8 Waiver of Terms . Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof but only by a written notice signed by the party or parties waiving such terms or conditions.

                  11.9 Amendment of Agreement . This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each of the parties hereto.

                  11.10 Severability . If any of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement will not be in any way impaired.

                  11.11 Counterparts . This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  11.12 No Third Party Beneficiaries . Nothing in this Agreement is intended nor will it be construed to give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

                  11.13 Other Rules of Construction . References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized signatories, all as of the day and year first above written.
                                             TEKPAK, INC.


                                             By:   /s/  Merrell A. Ketchum
                                             As Its:    President
                                                     -----------



                                             NIEMAND INDUSTRIES, INC.


                                             By:   /s/  Merrell A. Ketchum
                                             As Its:    President
                                                     ------------



                                             GILBRALTAR PACKAGING GROUP, INC.


                                             By:   /s/  John W. Lloyd
                                             As Its:    Executive Vice President
                                                     ---------------------------